Exhibit 99.1

Advanced BioPhotonics Inc. and Harvard's Beth Israel Deaconess Medical
              Center Enter Into Pilot Research Agreement

    BOHEMIA, N.Y.--(BUSINESS WIRE)--Aug. 3, 2006--Advanced
BioPhotonics Inc. (OTCBB: ABPH):

    -- Beth Israel Deaconess Medical Center To Serve As The Fourth Pilot Research Site To Investigate The Unique Use Of Company's DIRI(R) Technology In Identifying Perforator Vessels In
        Plastic And Reconstructive Surgery Procedures

    Advanced BioPhotonics Inc. (OTCBB: ABPH) a developer of next generation medical imaging applications using advanced infrared technology announced today that it has entered into an agreement with Beth Israel Deaconess Medical Center (BIDMC), a teaching hospital of Harvard Medical School. BIDMC will participate in the Company's multi-center clinical trial investigating the use of Advanced BioPhotonics' proprietary DIRI(R) method of dynamic infrared imaging in mapping vascular perforator blood vessels in Plastic and Reconstructive Surgery procedures.
    "Beth Israel Deaconess Medical Center is the fourth and final luminary medical center to join this multi-center trial," said Robert
P. Ellis, Senior Vice President, Advanced BioPhotonics. "We continue to generate excitement and make steady progress in this plastic surgery application. Based on earlier work, our technology holds the promise of shortening procedure times and improving flap viability. We are honored to have a Harvard teaching site such as BIDMC participate and we continue to demonstrate our technology in this important clinical trial."
    To conduct this study, which is scheduled to begin within two weeks, BIDMC will utilize the Company's patented BioScanIR(R) System, a dynamic infrared imaging modality. The BioScanIR(R) provides a fast, non-invasive, radiation-free method for detecting diseases that affect perfusion, and reperfusion in human tissue. The agreement is for a period of one year.
    "We are excited about collaborating with Advanced BioPhotonics," said Loren J. Borud, M.D., a plastic surgeon and principal investigator at BIDMC. "We believe this technology could become a major tool for us in planning and safely executing a broad range of flap procedures, from breast reconstruction to body contouring."
    The Company expects to conclude the trial in September 2006 in preparation for commercial release of a reconstructive surgery application in the fourth quarter of 2006.
    "We are working with four very prestigious medical institutions, with leading surgeons in the field of reconstructive surgery" said Denis A. O'Connor, CEO of Advanced BioPhotonics. "We are looking forward to completing this clinical trial and to debut our reconstructive surgery application at the American Society of Plastic Surgery Conference in early October".

    About Advanced BioPhotonics

    Advanced BioPhotonics Inc. (OTCBB: ABPH) headquartered in Bohemia, New York, is an innovative developer of medical imaging applications using advanced infrared technology. Advanced BioPhotonics provides imaging technology for clinicians and researchers for use in the detection and management of diseases affecting perfusion or reperfusion of tissue or organs.

    Advanced BioPhotonics's mission is to improve the quality and cost-effectiveness of healthcare services and research through identifying, acquiring and adapting high-resolution infrared technology for biomedical applications. For more information about the Company and its technology, please visit http://www.advancedbp.com/.

    This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, the ability of the Company to develop effective new products and receive governmental approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    CONTACT: Advanced BioPhotonics Inc.
             Denis O'Connor, 631-244-8244
             doconnor@advancedbp.com
             or
             Robert P. Ellis, 631-244-8244
             rellis@advancedbp.com
             or
             Investors:
             The Investor Relations Group
             Erika Moran or Tom Caden, 212-825-3210